Exhibit 5
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Law Office of Gregory Bartko
3475 Lenox Road
Suite 400
Atlanta, Georgia 30326
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Phone 404-238-0550
Fax 404-238-0551
Email gbartko@mindspring.com

May 8, 2001

American Fire Retardant Corp.
9337 Bond Avenue
El Cajon, California 92021

Re: 1,783,334 Shares Common Stock
    $0.001 Par Value Form S-8
    Registration Statement

Ladies and Gentlemen:

     As special securities counsel for American Fire Retardant Corp., a Nevada corporation (the "Company"), you have requested our opinion in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") registering 1,783,334 shares of the Company's common stock, $0.001 par value per share, for issuance pursuant to five option agreements granted by the Company under the Company's 2001 Stock Option Plan and two option agreements granted outside of the Plan. These seven option agreements and the Plan are hereby incorporated by reference to the exhibits to the Company's Form S-8 Registration Statement filed with the Commission on or about this date.

     We herewith further disclose that 50,000 shares of the Company's common stock are being registered on the Registration Statement, which shares are the subject of one of the above-referenced option agreements.

     I have examined such records and documents and made such examination of law as I have deemed relevant in connection with this opinion. Based on the foregoing, I am of the opinion that the 1,783,334 shares covered by said Registration Statement, when issued in accordance with the terms of the Option Agreements, the Plan and the Prospectus forming a part of the Registration Statement, will be legally issued, fully-paid and non-assessable.

     I hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement.


Sincerely,




Gregory Bartko, Esq.
GAB/nmn